UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2013

THERAPEUTICSMD, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-16731	87-0233535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  951 Broken Sound Parkway NW, Suite 320, Boca Raton, FL  33487
 (Address of principal executive offices and Zip Code)

(561) 961-1900
 (Registrant’s telephone number, including area code)

N/A
(Former Name and Address of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 7 – REGULATION FD

Item 7.01.                      Regulation FD Disclosure

On June 11, 2013, TherapeuticsMD™, Inc., ("TherapeuticsMD" or the "Company"), received acceptance from the U.S. Food and Drug Administration ("FDA") for its Investigational New Drug ("IND") application for TX12-004HR, a vaginal estradiol suppository. TherapeuticsMD is developing TX12-004HR for vulvar and vaginal atrophy (VVA), a thinning of the vaginal walls that occurs as estrogen levels drop during menopause.

The Company issued a press release announcing the FDA acceptance of the IND for TX12-004HR on June 14, 2013, a copy of which is attached as Exhibit 99.1 hereto.

The information in this Item 7.01 of this Form 8-K, including the exhibit (the "Report"), is furnished pursuant to Item 7.01 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Act"), or otherwise subject to the liabilities of that section. This Report also shall not be deemed to be incorporated by reference into any filing under the Act except to the extent that the Company specifically incorporates it by reference. This Report will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

The text included with this Report on Form 8-K is available on the Company’s website located at www.therapeuticsmd.com, although the Company reserves the right to discontinue that availability at any time.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.                      Financial Statements and Exhibits

(d)           Exhibits:

Exh. No.	Date	Document

99.1	June 14, 2012	Press Release from TherapeuticsMD, Inc., dated June 14, 2013, entitled “TherapeuticsMD Investigational New Drug Filing Accepted by FDA”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAPEUTICSMD, INC.
Date: June 14, 2013
	By:	/s/ Robert G. Finizio
Robert G. Finizio, Chief Executive Officer